Exhibit 99.1
Chain Bridge Bancorp, Inc. Reports Fourth Quarter 2025 and Full Year 2025 Financial Results
McLean, Virginia — January 28, 2026
Chain Bridge Bancorp, Inc. (NYSE: CBNA) (the “Company”), the holding company for Chain Bridge Bank, N.A. (the “Bank”), today announced financial results for the fourth quarter of 2025 and the twelve months ended December 31, 2025.
Fourth Quarter 2025 Financial Highlights (Three Months Ended December 31, 2025):
•Consolidated Net Income: $5.3 million
•Earnings Per Share: $0.81 per basic and diluted common share outstanding
•Return on Average Equity: 12.74% (on an annualized basis)
•Return on Average Assets: 1.27% (on an annualized basis)
•Book Value Per Share: $25.79
Full Year 2025 Financial Highlights (Twelve Months Ended December 31, 2025):
•Consolidated Net Income: $20.2 million
•Earnings Per Share: $3.08 per basic and diluted common share outstanding
•Return on Average Equity: 12.88% (on an annualized basis)
•Return on Average Assets: 1.32% (on an annualized basis)
Financial Performance
For the quarter ended December 31, 2025, the Company reported net income of $5.3 million, compared to $4.7 million for the quarter ended September 30, 2025 and $3.7 million for the quarter ended December 31, 2024. Earnings per share was $0.81 for the quarter ended December 31, 2025, compared to $0.72 for the quarter ended September 30, 2025 and $0.59 for the quarter ended December 31, 2024.
The Company’s consolidated total deposits were $1.6 billion at December 31, 2025, compared to $1.4 billion at September 30, 2025 and $1.2 billion at December 31, 2024. IntraFi Cash Service® (ICS®) One-Way Sell® deposits were $359.9 million at December 31, 2025, compared to $146.4 million at September 30, 2025 and $63.3 million at December 31, 2024. Total deposits and One Way Sell® deposits increased year-over-year, driven by changes in political organization deposit balances, as defined in the Company’s public filings, as well as growth across other deposit categories. Our political depositors typically exhibit heightened activity during the quarters leading up to a federal election, contributing to the increase in balance sheet deposits and One-Way Sell® deposits as of December 31, 2025 compared to September 30, 2025 and December 31, 2024.
Net income was $5.3 million for the quarter ended December 31, 2025, compared to the $4.7 million for the quarter ended September 30, 2025. The change reflects a $1.3 million increase in net interest income, which was partially offset by a $685 thousand increase in noninterest expense. The change in net interest income was attributable to higher average interest-earning assets partially offset by a decrease in the Federal Reserve’s interest rate paid on reserve balances. Increases in professional services costs and salaries and employee benefits drove the change in noninterest expense.
Net income for the quarter ended December 31, 2025, was $1.6 million higher compared to the quarter ended December 31, 2024. This increase was primarily attributable to a $2.2 million rise in net interest income, which was driven by higher average balances of interest-earning assets. The recapture of prior credit loss provisions, which also benefited earnings, was partially offset by a $337 thousand increase in noninterest expenses, mainly reflecting higher employment costs associated with operational growth following the Company’s initial public offering (“IPO) in October 2024.
For the year ended December 31, 2025, the Company reported net income of $20.2 million, compared to $20.9 million for the same period in 2024. Return on average equity was 12.88% for 2025, compared to 20.05% for 2024. Earnings per share for the year ended December 31, 2025 was $3.08, compared to $4.17 for 2024.
The change in earnings for 2025 compared to 2024 was primarily attributable to a $5.3 million decline in deposit placement services income, and a $3.2 million increase in noninterest expenses principally due to costs associated with operational growth and the Company’s transition to operating as a public company. These components more than offset the benefit of a $7.1 million increase in net interest income driven by a $239.5 million rise in average interest-earning assets, primarily reflecting growth in the investment securities portfolio and related income. Return on average equity declined year-over year, primarily reflecting a higher average equity base in 2025 following the IPO in the fourth quarter of the prior year.
Book Value Per Share
As of December 31, 2025, book value per share (“BVPS”) was $25.79, compared to $24.86 at September 30, 2025 and $21.98 at December 31, 2024.
During 2025, stockholders’equity grew $25.0 million to $169.2 million as of December 31, 2025, driven by net earnings of $20.2 million and a $4.7 million reduction in accumulated other comprehensive loss. The reduction in accumulated other comprehensive loss reflected higher fair values for available-for-sale investment securities, primarily due to lower U.S. Treasury interest rates and the pull-to-par effect as certain securities neared maturity.
Interest Income and Net Interest Margin
Net interest income for the fourth quarter of 2025 was $13.6 million, compared to $12.3 million in the third quarter of 2025 and $11.4 million in the fourth quarter of 2024. The net interest margin, calculated as annualized net interest income divided by average interest-earning assets, was 3.26% in the fourth quarter of 2025, compared to 3.35% in the third quarter of 2025 and 3.46% in the fourth quarter of 2024.
The $1.3 million change in net interest income from the third quarter of 2025 reflected higher average balances held in interest-bearing deposits at the Federal Reserve and higher average balances and yields on taxable securities. These factors were partially muted by declining short term rates, which drove the average yield of interest-bearing deposits at other banks from 4.43% in the third quarter to 3.97% in the fourth quarter. Although net interest income increased from the prior quarter, the larger volume of average interest-earning assets and reduction of short term interest rates resulted in an overall decline in net interest margin.
Compared to the fourth quarter of 2024, net interest income increased by $2.2 million, primarily driven by growth within the taxable investment securities portfolio, which was $298.7 million higher on average and generated a yield increase of 74 basis points. This increase was partially offset by lower average loan balances and yields, and a year-over-year increase in interest-bearing liabilities and the accompanying funding costs. Although interest-bearing deposits at other banks was $86.5 million larger on average, declining short term interest rates caused the yield on these assets to fall 86 basis points over the comparative period, and the overall interest income from this segment was relatively unchanged.
For the year ended December 31, 2025, the Company reported a higher net interest income of $51.5 million, compared to $44.4 million for the year ended December 31, 2024, but a lower net interest margin of 3.39% for 2025, compared to 3.46% for 2024. Interest and dividends on securities were $21.8 million, compared to $12.3 million in 2024 and income from deposits held at other banks was $19.6 million, compared to $20.8 million during 2024. Interest expense on deposits was $4.3 million, compared to $3.3 million during 2024.
The year-over-year increase in net interest income primarily reflects growth in average interest-earning assets, especially taxable investment securities, which rose in average balance and earned higher yields. Although the average balance of interest-bearing deposits in other banks grew by $59.2 million on average, the yield on these assets declined 96 basis points, and interest income from this segment declined by $1.2 million as a result. Positive contributions from the Bank’s interest-bearing assets were partially offset by a $135.8 million increase in average interest-bearing liabilities and associated funding costs. Despite an overall decline in the average cost of interest-bearing deposits, the average balances on interest-bearing deposits increased $141.1 million, and interest expense on deposit accounts increased $1.1 million as a result.
While average earning asset balances increased year-over-year, contributing positively to interest income, lower yields on Federal Reserve deposit balances and higher average interest-bearing liabilities reduced the net interest margin.
Noninterest Income
Noninterest income for the fourth quarter of 2025 was $1.1 million, compared to $847 thousand in the third quarter of 2025 and $1.2 million for the fourth quarter of 2024. Fourth quarter 2025 deposit placement services income, which is driven by the volume of One-Way Sell® deposits through the ICS® network and the rates paid by ICS® for those deposits, was $372 thousand, compared to $174 thousand in the third quarter of 2025 and $582 thousand in the fourth quarter of 2024.

Changes in One-Way Sell® deposits can occur in response to deposit seasonality, evolving balance sheet dynamics and available capital capacity. In the prior year period, a larger portion of deposits was placed off-balance sheet as One-Way Sell® deposits. Following the Company’s IPO, higher capital levels provided additional balance sheet capacity, allowing a greater proportion of deposits to be retained as reciprocal ICS® deposits. Reciprocal ICS® deposits that remain on our balance sheet support our net interest margin; however, unlike off-balance sheet One-Way Sell® deposits, they do not generate income from deposit placement service fees. Deposit placement services income is also affected by changes in the rate paid by ICS® for One Way Sell® deposits, which typically adjusts in a manner parallel to federal fund rate adjustments. Service charges on accounts, which are impacted by political deposit transaction activities, were $280 thousand in the fourth quarter of 2025, compared to $250 thousand in the third quarter of 2025, and $397 thousand in the fourth quarter of 2024.
For the year ended December 31, 2025, noninterest income totaled $3.5 million, and was made up in part by $1.3 million in trust and wealth management income, $1.0 million in service charges on accounts, and $838 thousand in deposit placement services income. For the year ended December 31, 2024, noninterest income totaled $8.6 million and included $907 thousand in trust and wealth management income, $1.4 million in service charges on accounts, and $6.2 million in deposit placement services income.
Although One-Way Sell® deposit balances at December 31, 2025 were higher than at the prior year end, the decrease in deposit placement services income year-over-year is a result of lower average balances throughout much of 2025 and a decline in the rate paid for those deposits. The fluctuations from 2025 to 2024 reflect the same factors described above regarding the rate paid and the typical decrease in political deposit activity during a non-election year. The decline in noninterest income was partially offset by an increase in trust and wealth income generated due to the growth in the assets under administration.
Noninterest Expenses
Total noninterest expense for the fourth quarter of 2025 was $8.0 million, compared to $7.3 million in the third quarter of 2025 and $7.7 million in the fourth quarter of 2024. Noninterest expense increased during the fourth quarter of 2025 compared to the third quarter 2025, driven by higher professional services expenses, along with increased salaries and employee benefits. Compared to the fourth quarter of 2024, the increase was primarily attributable to employment costs and was partially offset by a decline in professional services as compared to the prior year.
For the year ended December 31, 2025, total noninterest expense was $30.1 million, compared to $26.8 million for the year ended December 31, 2024. A $1.8 million increase in employee costs, was the most significant contributor to the overall change, reflecting higher employment costs associated with the Company’s growth, increased operational capacity and expanded operations as a public company. State franchise taxes increased as a result of the Bank’s capital growth during the year, and other expenses expanded principally due to the Bank’s operational growth.

Balance Sheet & Related Highlights
As of December 31, 2025:
•Total assets were $1.8 billion, compared to $1.5 billion as of September 30, 2025, and $1.4 billion as of December 31, 2024.
•Total deposits were $1.6 billion, compared to $1.4 billion as of September 30, 2025, and $1.2 billion as of December 31, 2024.
•Total ICS® One-Way Sell® deposits were $359.9 million compared to $146.4 million as of September 30, 2025, and $63.3 million as of December 31, 2024.
•Interest-bearing reserves held at the Federal Reserve were $580.9 million, compared to $388.2 million as of September 30, 2025 and $406.7 million as of December 31, 2024.
•The loan-to-deposit ratio was 17.46% compared to 20.82% as of September 30, 2025, and 25.09% as of December 31, 2024.
•The ratio of non-performing assets to total assets remained at 0.00%, unchanged from September 30, 2025 and December 31, 2024.
Liquidity
As of December 31, 2025, the Company’s liquidity ratio was 91.86%, compared to 89.54% at September 30, 2025 and 85.13% at December 31, 2024. The liquidity ratio is calculated as the sum of cash and cash equivalents plus unpledged securities classified as investment grade, divided by total liabilities. Cash, cash equivalents, and unpledged securities totaled $1.5 billion, $1.2 billion and $1.1 billion, respectively, at December 31, 2025, September 30, 2025 and December 31, 2024.
Capital
As of December 31, 2025, the Company’s tangible common equity to tangible total assets ratio was 9.67%, compared to 10.63% at September 30, 2025 and 10.30% at December 31, 2024. The ratio, calculated in accordance with GAAP, represents the ratio of common equity to total assets. The Company did not have any intangible assets or goodwill for the periods presented.
The quarter-over-quarter and year-over-year changes in this ratio reflected higher average assets, which were partially offset by an increase in total equity from retained earnings and a reduction in accumulated other comprehensive loss.
As of December 31, 2025, the Company reported a Tier 1 leverage ratio of 10.28%, a Tier 1 risk-based capital ratio of 46.52%, and a total risk-based capital ratio of 47.66%. As of September 30, 2025, the Company reported a Tier 1 leverage ratio of 11.34%, a Tier 1 risk-based capital ratio of 44.43% and a total risk-based capital ratio of 45.65%. As of December 31, 2024, the Company’s Tier 1 leverage ratio stood at 11.48%, the Tier 1 risk-based capital ratio at 38.12% and the total risk-based capital ratio at 39.30%. The year-over-year change in the leverage ratio reflected higher average assets, which were partially offset by an increase in total equity from retained earnings. The year-over-year change in the risk-based capital ratios reflects a decrease in risk-weighted assets and capital growth through retained earnings.

Trust & Wealth Department
As of December 31, 2025, the Trust & Wealth Department oversaw total assets under administration (“AUA”), a measure that includes both managed and custodial assets, of $610.7 million, consisting of $215.4 million in assets under management (“AUM”) and $395.3 million in assets under custody (“AUC”). This compares to AUA of $552.4 million as of September 30, 2025, which consisted of $196.1 million in AUM and $356.3 million in AUC. As of December 31, 2024, AUA totaled $330.3 million, with $126.8 million in AUM and $203.5 million in AUC. The increases in AUA from both the prior quarter and prior year primarily reflect account growth, asset inflows, and the impact of market performance. AUA are not captured on the consolidated balance sheets.
Trust and wealth management income, which has increased commensurately with AUA, was $416 thousand in the fourth quarter of 2025, compared to $355 thousand in the third quarter of 2025 and $238 thousand in the fourth quarter of 2024.
Political Deposit Trends
Historically, deposits from political organizations have typically increased in the periods leading up to federal elections, declined in the quarters around federal elections, and tended to rebuild gradually in the quarters following federal elections. Deposit balances during early 2025 were affected by sizable political organization account movements, beginning with first-quarter inflows that were more concentrated and differently timed than in prior election cycles. These inflows were the result of a post-election surge in deposits following the November 2024 federal elections. This was followed by a significant outflow from certain political organization accounts early in the second quarter, which began to rebuild by June 30, 2025, with growth continuing thereafter. In 2025, political organization deposit inflows partially contributed to the $323.3 million year-over-year increase in total consolidated deposits and the $213.5 million increase in One Way Sell® deposits.
For additional information regarding the risks associated with our political organization deposits and deposit concentrations, see the risk factors described under the headings “Our deposits are concentrated in political organizations” and “Our deposit base is concentrated among a small number of clients” in Part I, Item 1A (“Risk Factors”) in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

About Chain Bridge Bancorp, Inc.:
Chain Bridge Bancorp, Inc., a Delaware corporation, is the registered bank holding company for Chain Bridge Bank, National Association. Chain Bridge Bancorp, Inc. is regulated and supervised by the Federal Reserve under the Bank Holding Company Act of 1956, as amended. Chain Bridge Bank, National Association is a national banking association, chartered under the National Bank Act, and is subject to primary regulation, supervision, and examination by the Office of the Comptroller of the Currency. Chain Bridge Bank, National Association is a member of the Federal Deposit Insurance Corporation and provides banking, trust, and wealth management services. For more information, please visit our investor relations website at https://ir.chainbridgebank.com.
Investor Relations:
David Evinger
President & Director
Chain Bridge Bancorp, Inc.
IR@chainbridgebank.com
(703) 748-7389

Cautionary Note Regarding Forward-Looking Statements
This communication contains forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements involve risks and uncertainties. You should not place undue reliance on forward-looking statements because they are subject to numerous uncertainties and factors relating to our operations and business, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include information concerning our possible or assumed future results of operations. These forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other variations or comparable terminology and expressions. Actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, new information, the occurrence of unanticipated events, or otherwise, except as required by law.

Forward-looking statements include, among other things, statements relating to: (i) changes in trade, monetary and fiscal policies of, and other activities undertaken by, governments, agencies, central banks or similar organizations, including the effects of United States federal government spending and tariffs; (ii) the level of, or changes in the level of, interest rates and inflation, including the effects on our net interest income, noninterest income, and the market value of our investment and loan portfolios; (iii) the level and composition of our deposits, including our ability to attract and retain, and the seasonality of, client deposits, including those in the ICS® network, as well as the amount and timing of deposit inflows and outflows and the concentration of our deposits; (iv) our future net interest margin, net interest income, net income, and return on equity; (v) our political organization clients’ fundraising and disbursement activities; (vi) the level and composition of our loan portfolio, including our ability to maintain the credit quality of our loan portfolio; (vii) current and future business, economic and market conditions in the United States generally or in the Washington, D.C. metropolitan area in particular; (viii) the effects of disruptions or instability in the financial system, including as a result of the failure of a financial institution or other participants in it, or geopolitical instability, including war, terrorist attacks, pandemics and man-made and natural disasters; (ix) the impact of, and changes, in applicable laws, regulations, regulatory expectations and accounting standards and policies; (x) our likelihood of success in, and the impact of, legal, regulatory or other actions, investigations or proceedings related to our business; (xi) adverse publicity or reputational harm to us, our senior officers, directors, employees or clients; (xii) our ability to effectively execute our growth plans or other initiatives; (xiii) changes in demand for our products and services; (xiv) our levels of, and access to, sources of liquidity and capital; (xv) the ability to attract and retain essential personnel or changes in our essential personnel; (xvi) our ability to effectively compete with banks, nonbank financial institutions, and financial technology firms and the effects of competition in the financial services industry on our business; (xvii) the effectiveness of our risk management and internal disclosure controls and procedures; (xviii) any failure or interruption of our information and technology systems, including any components provided by a third party; (xix) our ability to identify and address cybersecurity threats and breaches; (xx) our ability to keep pace with technological changes; (xxi) our ability to receive dividends from the Bank and satisfy our obligations as they become due; (xxii) the incremental costs of operating as a public company; (xxiii) our ability to meet our obligations as a public company, including our obligation under Section 404 of the Sarbanes-Oxley Act; and (xxiv) the effect of our dual-class structure and the concentrated ownership of our

Class B common stock, including beneficial ownership of our shares by members of the Fitzgerald Family.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors, including the risks described in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2024, available at the Securities and Exchange Commission’s website (www.sec.gov).

Chain Bridge Bancorp, Inc. and Subsidiary Consolidated Financial Highlights (Dollars in thousands, except per share data) (unaudited)
	As of or For the Three Months Ended			As of or For the Twelve Months Ended
	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024

Key Performance Indicators
Net income	$5,344	$4,702	$3,740	$20,237	$20,949
Return on average assets[1]	1.27%	1.27%	1.13%	1.32%	1.62%
Return on average risk-weighted assets [1,2]	5.67%	4.97%	3.73%	5.28%	5.19%
Return on average equity [1]	12.74%	11.67%	10.48%	12.88%	20.05%
Yield on average interest-earning assets [1,3]	3.58%	3.67%	3.72%	3.67%	3.75%
Cost of funds [1,4]	0.35%	0.35%	0.29%	0.32%	0.31%
Net interest margin [1,5]	3.26%	3.35%	3.46%	3.39%	3.46%
Efficiency ratio[6]	54.49%	55.79%	60.95%	54.67%	50.70%

Balance Sheet and Other Highlights
Total assets	$1,750,399	$1,534,355	$1,401,124	$1,750,399	$1,401,124
Interest-bearing reserves held at the Federal Reserve Bank [7]	580,890	388,213	406,702	580,890	406,702
Total debt securities [8]	865,314	831,549	658,780	865,314	658,780
U.S. Treasury securities [8]	527,813	492,042	320,976	527,813	320,976
Total gross loans [9]	274,759	284,084	313,603	274,759	313,603
Total deposits	1,573,280	1,364,540	1,249,935	1,573,280	1,249,935

ICS® One-Way Sell® Deposits
Total ICS® One-Way Sell® Deposits [10]	$359,918	$146,438	$63,319	$359,918	$63,319

Fiduciary Assets
Trust & Wealth Department: Total assets under administration (AUA)	$610,654	$552,390	$330,266	$610,654	$330,266
Assets under management (AUM)	215,361	196,116	126,801	215,361	126,801
Assets under custody (AUC)	395,293	356,274	203,465	395,293	203,465

Liquidity & Asset Quality Metrics
Liquidity ratio [11]	91.86%	89.54%	85.13%	91.86%	85.13%
Loan-to-deposit ratio	17.46%	20.82%	25.09%	17.46%	25.09%
Non-performing assets to total assets	—%	—%	—%	—%	—%
Net charge offs (recoveries) / average loans outstanding	—%	—%	—%	—%	—%
Allowance for credit losses on loans to gross loans outstanding	1.49%	1.45%	1.44%	1.49%	1.44%
Allowance for credit losses on held to maturity securities /gross held to maturity securities	0.05%	0.05%	0.07%	0.05%	0.07%
1 Ratios for interim periods are presented on an annualized basis.
2 Return on average risk-weighted assets is calculated as net income divided by average risk-weighted assets. Average risk-weighted assets are calculated using the last two quarter ends with respect to the three-month periods presented and using the last five quarter ends with respect to the twelve-month periods presented.
3 Yield on average interest-earning assets is calculated as total interest and dividend income divided by average interest-earning assets.
4 Cost of funds is calculated as total interest expense divided by the sum of average total interest-bearing liabilities and average demand deposits.
5 Net interest margin is net interest income expressed as a percentage of average interest-earning assets.
6 Efficiency ratio is calculated as non-interest expense divided by the sum of net interest income and non-interest income.
7 Included in “interest-bearing deposits in other banks” on the consolidated balance sheet.
8 Total debt securities and U.S. Treasury securities are calculated as the sum of securities available for sale (AFS) and securities held to maturity (HTM). AFS securities are reported at fair value, and held to maturity securities are reported at carrying value, net of allowance for credit losses.
9 Includes loans held for sale.
10 IntraFi Cash Service® (ICS®) One-Way Sell® are deposits placed at other banks through the ICS® network. One-Way Sell® deposits are not included in the total deposits on the Company’s balance sheet. The Bank has the flexibility, subject to the terms and conditions of the IntraFi Participating Institution Agreement, to convert these One-Way Sell® deposits into reciprocal deposits which would then appear on the Company’s balance sheet.
11 Liquidity ratio is calculated as the sum of cash and cash equivalents and unpledged investment grade securities, expressed as a percentage of total liabilities.

Chain Bridge Bancorp, Inc. and Subsidiary Consolidated Financial Highlights (continued) (Dollars in thousands, except per share data) (unaudited)
	As of or For the Three Months Ended			As of or For the Twelve Months Ended
	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024

Capital Information [12]
Tangible common equity to tangible total assets ratio [13]	9.67%	10.63%	10.30%	9.67%	10.30%
Tier 1 capital	$172,728	$167,384	$152,491	$172,728	$152,491
Tier 1 leverage ratio	10.28%	11.34%	11.48%	10.28%	11.48%
Tier 1 risk-based capital ratio	46.52%	44.43%	38.12%	46.52%	38.12%
Total regulatory capital	$176,952	$171,627	$157,206	$176,952	$157,206
Total risk-based regulatory capital ratio	47.66%	45.65%	39.30%	47.66%	39.30%
Double leverage ratio[14]	93.33%	92.70%	82.35%	93.33%	82.35%

Chain Bridge Bancorp, Inc. Share Information
Number of shares outstanding	6,561,817	6,561,817	6,561,817	6,561,817	6,561,817
Class A number of shares outstanding	3,297,137	3,198,027	3,049,447	3,297,137	3,049,447
Class B number of shares outstanding	3,264,680	3,363,790	3,512,370	3,264,680	3,512,370
Book value per share	$25.79	$24.86	$21.98	$25.79	$21.98
Earnings per share, basic and diluted	$0.81	$0.72	$0.59	$3.08	$4.17

12 Company-level capital information is calculated in accordance with banking regulatory accounting principles specified by regulatory agencies for supervisory reporting purposes.
13 The ratio of tangible common equity to tangible total assets is calculated in accordance with GAAP and represents common equity divided by total assets. The Company did not have any intangible assets or goodwill for the periods presented.
14 Double leverage ratio represents Chain Bridge Bancorp, Inc.’s investment in Chain Bridge Bank, N.A. divided by Chain Bridge Bancorp, Inc.’s consolidated equity

Chain Bridge Bancorp, Inc. and Subsidiary Consolidated Balance Sheets (Dollars in thousands, except per share data) (unaudited)
	December 31, 2025	December 31, 2024[15]
Assets
Cash and due from banks	$4,882	$3,056
Interest-bearing deposits in other banks	581,748	407,683
Total cash and cash equivalents	586,630	410,739
Securities available for sale, at fair value	608,804	358,329
Securities held to maturity, at carrying value, net of allowance for credit losses of $128 and $202, respectively (fair value of $245,276 and $278,951, respectively)	256,510	300,451
Equity securities, at fair value	547	515
Restricted securities, at cost	3,383	2,886
Loans held for sale	—	316
Loans, net of allowance for credit losses of $4,096 and $4,514, respectively	270,663	308,773
Premises and equipment, net of accumulated depreciation of $7,755 and $7,285, respectively	13,229	9,587
Accrued interest receivable	7,108	4,231
Other assets	3,525	5,297
Total assets	$1,750,399	$1,401,124
Liabilities and stockholders’ equity
Liabilities
Deposits:
Noninterest-bearing	$1,254,695	$913,379
Savings, interest-bearing checking and money market accounts	309,352	324,845
Time, $250 and over	4,787	6,510
Other time	4,446	5,201
Total deposits	1,573,280	1,249,935
Accrued interest payable	32	46
Accrued expenses and other liabilities	7,868	6,897
Total liabilities	1,581,180	1,256,878
Commitments and contingencies
Stockholders’ equity
Preferred Stock:
No par value, 10,000,000 shares authorized, no shares issued and outstanding	—	—
Class A Common Stock:
$0.01 par value, 20,000,000 shares authorized, 3,297,137 and 3,049,447 shares issued and outstanding	33	30
Class B Common Stock:
$0.01 par value, 10,000,000 shares authorized, 3,264,680 and 3,512,370 shares issued and outstanding	32	35
Additional paid-in capital	74,785	74,785
Retained earnings	97,878	77,641
Accumulated other comprehensive loss	(3,509)	(8,245)
Total stockholders’ equity	169,219	144,246
Total liabilities and stockholders’ equity	$1,750,399	$1,401,124
15 Derived from audited financial statements.

Chain Bridge Bancorp, Inc. and Subsidiary
Consolidated Statements of Income
(Dollars in thousands, except per share data)
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024[16]

Interest and dividend income
Interest and fees on loans	$3,092	$3,251	$3,672	$13,288	$13,787
Interest and dividends on securities, taxable	6,322	5,637	3,008	21,840	12,320
Interest on securities, tax-exempt	285	275	282	1,121	1,145
Interest on interest-bearing deposits in banks	5,204	4,271	5,256	19,594	20,823
Total interest and dividend income	14,903	13,434	12,218	55,843	48,075

Interest expense
Interest on deposits	1,318	1,158	836	4,340	3,273
Interest on short-term borrowings	—	—	20	—	430
Total interest expense	1,318	1,158	856	4,340	3,703
Net interest income	13,585	12,276	11,362	51,503	44,372
Provision for (recapture of) credit losses
Provision for (recapture of) loan credit losses	(14)	(83)	308	(418)	195
Recapture of securities credit losses	(5)	(11)	(60)	(74)	(356)
Total provision for (recapture of) credit losses	(19)	(94)	248	(492)	(161)
Net interest income after provision for (recapture of) credit losses	13,604	12,370	11,114	51,995	44,533
Noninterest income
Trust and wealth management	416	355	238	1,346	907
Deposit placement services	372	174	582	838	6,199
Service charges on accounts	280	250	397	1,031	1,405
Gain on sale of mortgage loans	5	28	3	60	27
Loss on sale of securities	—	—	(16)	—	(81)
Other income	37	40	18	205	123
Total noninterest income	1,110	847	1,222	3,480	8,580
Noninterest expenses
Salaries and employee benefits	4,685	4,524	4,352	17,747	15,906
Professional services	899	555	1,010	3,148	3,163
Data processing and communication expenses	759	767	686	2,925	2,614
State franchise taxes	338	251	280	1,289	884
Occupancy and equipment expenses	296	267	233	1,072	982
FDIC and regulatory assessments	222	198	193	850	753
Directors’ fees	164	142	127	596	650
Insurance expenses	152	151	159	605	340
Other operating expenses	492	467	630	1,827	1,553
Total noninterest expenses	8,007	7,322	7,670	30,059	26,845
Net income before taxes	6,707	5,895	4,666	25,416	26,268
Income tax expense	1,363	1,193	926	5,179	5,319
Net income	$5,344	$4,702	$3,740	$20,237	$20,949
Earnings per common share, basic and diluted - Class A and Class B	$0.81	$0.72	$0.59	$3.08	$4.17
Weighted average common shares outstanding, basic and diluted - Class A	3,230,889	3,165,689	2,326,202	3,153,251	584,728
Weighted average common shares outstanding, basic and diluted - Class B	3,330,928	3,396,128	4,045,150	3,408,566	4,437,196
16 Derived from audited financial statements.

The following tables show the average outstanding balance of each principal category of our assets, liabilities and stockholders’ equity, together with the average yields on our interest-earning assets and the average costs of our interest-bearing liabilities for the periods indicated. Such yields and costs are calculated by dividing the annualized income or expense by the average daily balances of the corresponding assets or liabilities for the same period.

Chain Bridge Bancorp, Inc. and Subsidiary Average Balance Sheets, Interest and Yield (unaudited)
	Three months ended
	December 31, 2025			September 30, 2025			December 31, 2024
(Dollars in thousands)	Average balance	Interest	Average yield/cost	Average balance	Interest	Average yield/cost	Average balance	Interest	Average yield/cost
Assets:
Interest-earning assets:
Interest-bearing deposits in other banks	$519,683	$5,204	3.97%	$382,434	$4,271	4.43%	$433,225	$5,256	4.83%
Investment securities, taxable[17]	795,621	6,322	3.15%	723,820	5,637	3.09%	496,895	3,008	2.41%
Investment securities, tax-exempt [17]	59,476	285	1.90%	61,020	275	1.79%	62,641	282	1.79%
Loans	278,694	3,092	4.40%	285,908	3,251	4.51%	313,524	3,672	4.66%
Total interest-earning assets	1,653,474	14,903	3.58%	1,453,182	13,434	3.67%	1,306,285	12,218	3.72%
Less allowance for credit losses	(4,243)			(4,335)			(4,638)
Noninterest-earning assets	26,908			22,348			18,370
Total assets	$1,676,139			$1,471,195			$1,320,017
Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Savings, interest-bearing checking and money market	$435,901	$1,265	1.15%	$396,100	$1,096	1.10%	$279,063	$755	1.08%
Time deposits	9,228	53	2.26%	9,767	62	2.53%	11,643	81	2.78%
Short term borrowings[18]	25	—	4.84%	—	—	—%	979	20	8.24%
Total interest-bearing liabilities	445,154	1,318	1.17%	405,867	1,158	1.13%	291,685	856	1.17%
Noninterest-bearing liabilities:			`
Demand deposits	1,056,754			898,669			879,212
Other liabilities	7,770			6,859			7,198
Total liabilities	1,509,678			1,311,395			1,178,095
Stockholders’ equity	166,461			159,800			141,922
Total liabilities and stockholders’ equity	$1,676,139			$1,471,195			$1,320,017
Net interest income		$13,585			$12,276			$11,362
Net interest margin			3.26%			3.35%			3.46%
17 Average balances for securities transferred from AFS to HTM at fair value are shown at carrying value. Average balances for AFS and all other HTM bonds are shown at amortized cost.
18 The yield for short term borrowings reflects interest expense incurred during the period. When the amount of interest expense was less than our rounding threshold, it is displayed as $0.

Chain Bridge Bancorp, Inc. and Subsidiary Average Balance Sheets, Interest and Yield (continued) (unaudited)
	Twelve months ended December 31,
	2025			2024
(Dollars in thousands)	Average balance	Interest	Average yield/cost	Average balance	Interest	Average yield/cost
Assets:
Interest-earning assets:
Interest-bearing deposits in other banks	$453,269	$19,594	4.32%	$394,094	$20,823	5.28%
Investment securities, taxable [17]	714,549	21,840	3.06%	517,853	12,320	2.38%
Investment securities, tax-exempt [17]	60,501	1,121	1.85%	63,429	1,145	1.80%
Loans	291,904	13,288	4.55%	305,364	13,787	4.52%
Total interest-earning assets	1,520,224	55,843	3.67%	1,280,740	48,075	3.75%
Less allowance for credit losses	(4,483)			(4,643)
Noninterest-earning assets	22,577			16,970
Total assets	$1,538,318			$1,293,067
Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Savings, interest-bearing checking and money market	$377,492	$4,081	1.08%	$233,217	$2,887	1.24%
Time deposits	10,207	259	2.54%	13,341	386	2.89%
Short term borrowings [18]	8	—	5.03%	5,301	430	8.11%
Total interest-bearing liabilities	387,707	4,340	1.12%	251,859	3,703	1.47%
Noninterest-bearing liabilities:
Demand deposits	986,531			930,978
Other liabilities	6,971			5,727
Total liabilities	1,381,209			1,188,564
Stockholders’ equity	157,109			104,503
Total liabilities and stockholders’ equity	$1,538,318			$1,293,067
Net interest income		$51,503			$44,372
Net interest margin			3.39%			3.46%
17 Average balances for securities transferred from AFS to HTM at fair value are shown at carrying value. Average balances for AFS and all other HTM bonds are shown at amortized cost.
18 The yield for short term borrowings reflects interest expense incurred during the period. When the amount of interest expense was less than our rounding threshold, it is displayed as $0.